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                                                                    EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

This Employment Agreement (the "AGREEMENT") is entered into effective as of May 9, 2002, between SoundView Technology Group, Inc., a Delaware corporation (the "CORPORATION"), and Robert Meier (the "EMPLOYEE").

                              W I T N E S S E T H:

     The Corporation desires to confirm the continued employment of the Employee in order to have the benefits of his expertise and knowledge. The Employee, in turn, desires to continue his employment with the Corporation on the terms set forth in this Agreement. The parties, therefore, enter into this Agreement to establish the terms and conditions of the Employee's continued employment with the Corporation.

     In consideration of the mutual covenants and representations contained in this Agreement, the Corporation and the Employee agree as follows:

     1.   EMPLOYMENT OF EMPLOYEE; DUTIES.

     The Corporation agrees to employ the Employee, and the Employee agrees to be employed by the Corporation, as a Managing Director and Head of Sales in the Old Greenwich office of its subsidiary, SoundView Technology Corporation, for the period specified in Section 2 (the "EMPLOYMENT PERIOD"), subject to the terms and conditions of this Agreement. During the Employment Period, the Employee shall report to the Chief Executive Officer or such other senior executive as the Corporation may deem appropriate from time to time and he shall assume such duties and responsibilities as may be properly assigned to him by the Corporation.

     2. EMPLOYMENT PERIOD. The Employment Period shall begin on the date of this Agreement and shall continue until December 31, 2002.

     3. DRAW. During the Employment Period, the Corporation shall pay the Employee at a monthly rate equal to an annual draw of Two Hundred Thousand Dollars ($200,000), which is a draw against the Bonus provided for in Section 4 (the "DRAW"). The Draw shall be payable in equal periodic installments which are not less frequent than the periodic installments in effect for salaries of other senior executives of the Corporation.

     4. BONUS. For the period ending December 31, 2002, subject to the conditions set forth in this Agreement, the Employee shall be entitled to a bonus equal to (i) one percent (1%) of the Net Trading Revenue of SoundView Technology Corporation and (ii), for those equity offerings in which SoundView Technology Corporation participates as an underwriter or selected dealer, either
(a) 1/2% of selling concessions on lead or co-managed equity offerings or (b) 1% of syndicate designations on all other equity offerings. (the "BONUS"). NET TRADING REVENUE for purposes of determining the Bonus pursuant to this Section 4 is defined as gross

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commissions less trading losses generated from the trading conducted by the sales and trading departments of SoundView Technology Corporation for the period commencing January 1, 2002 and ending December 31, 2002, provided, however, that Net Trading Revenue shall not include selling concessions or syndicate designations. Net Trading Revenue shall be determined by the Corporation using the same method of accounting as it does for the preparation of its financial statements and shall be calculated in order to permit the payment of the Bonus on or before January 30, 2003. The determination of Net Trading Revenue, revenue from selling concessions and syndicate designations by the Corporation shall be conclusive and not subject to challenge. The Bonus is intended to be, and is understood by Employee to be, an inducement to continued employment throughout the Employment Period and until the Bonus is paid, which shall not be later than when other bonuses are paid to the sales department or January 30, 2003, whichever is earliest. For the avoidance of doubt, except for Draw and unless a payment is made pursuant to Section 7 or a mid-year bonus is paid pursuant to the next sentence, no money will be paid to the Employee for the Bonus unless the Employee is a current employee of the Corporation on January 30, 2003. Notwithstanding the foregoing, if the Compensation Committee of the Board of Directors authorizes the payment of a mid-year bonus to the members of the Sales department of SoundView Technology Corporation, Employee shall be paid a mid-year Bonus, less Draw paid to date, at the same time and subject to the same general conditions as the bonus payments to the members of the Sales department. Thus, for example, if a mid-year bonus is paid based on the first six (6) months of activity, with a 25% holdback, Employee shall be entitled to a payout of his Bonus, less 25%, payable at the same time as other bonuses are paid. Any amounts held back from the mid-year bonus, if any, shall be payable on January 30, 2003 as provided in this Section 4. Notwithstanding anything to the contrary contained in this Section 4, if there is a Change of Control, as defined in
Section 7.3(e), prior to December 31, 2002, provided that Employee is still employed by the Corporation, Employee shall be paid on or before January 30, 2003 a sum equal to the greater of (x) one million dollars ($1,000,000) or (y) the Bonus, in each case less the amount of any Bonus paid during the course of the year to Employee.

     5.   BENEFITS.

          (a) In addition to and except for the matters governed by this Agreement, the Employee shall be entitled to employee benefits and perquisites, including but not limited to pension, deferred compensation plans, incentive, stock options, group life insurance, disability, sickness and accident insurance and health benefits under such plans and programs as provided to other Managing Directors of the Corporation from time to time.

          (b) The Employee shall be entitled to four (4) weeks paid vacation as well as holidays, leave of absence and leave for illness and temporary disability in accordance with the policies of the Corporation.

          (c) The Employee shall be entitled to reimbursement for normal and customary business expenses in accordance with the Company's policies for expense reimbursement.

     6.   NON-DISCLOSURE; NON-COMPETITION

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     6.1  EMPLOYEE NON-DISCLOSURE, NON-COMPETITION AND ASSIGNMENT OF INVENTIONS
AGREEMENT. As a condition to this Agreement, Employee agrees to execute and comply with the terms and conditions of the "SoundView Technology Group, Inc. Employee Non-Disclosure, Non-Competition and Assignment of Inventions Agreement" attached as Exhibit 1.

     6.2 CONFIDENTIALITY. Employee covenants and agrees to keep this Agreement and its terms confidential and to not discuss or disclose the terms of this Agreement or any of the discussions or correspondence relating thereto with any past, present or future employees of the Corporation, any prospective employer(s) or any representatives thereof. Notwithstanding the foregoing, Employee may discuss the terms of this Agreement with his attorney, financial advisors and immediate family members, provided he first informs such individuals of their obligation to keep that information confidential.

     7.   TERMINATION.

     7.1  TERMINATION BY THE CORPORATION.

          (a) The Corporation may terminate the Employee's employment under this Agreement without Cause (as defined in Section 7.1(b)), at any time by giving notice thereof to the Employee. The Employment Period shall terminate as of the date of such termination of employment.

          (b) The Corporation may terminate the Employee's employment under this Agreement for Cause at any time by notifying the Employee of such termination. For all purposes of this Agreement, the Employment Period shall end as of the date of such termination of employment. "CAUSE" shall mean the Executive's (i) neglect, failure or refusal to timely perform the duties of his employment (other than by reason of a physical or mental illness or impairment), or his gross negligence in the performance of his duties in any material respect, (ii) material breach of any agreements, covenants and representations made in any employment agreement or other agreement with the Corporation or any subsidiary, (iii) material violation of any law, rule, regulation or by-law of any governmental authority (state, federal or foreign), any securities exchange or association or other regulatory or self-regulatory body or agency applicable to the Corporation or any subsidiary or any material general policy or directive of the Corporation or any subsidiary, (iv) conviction of, or plea of guilty or nolo contendere to, a crime involving moral turpitude, dishonesty, fraud or unethical business conduct, or a felony, (v) violation of the Employee Non-Disclosure, Non-Competition and Assignment of Inventions Agreement, (v) giving or accepting undisclosed material commissions or other payments in cash or in kind in connection with the affairs of the Corporation or its clients,
(vi) failure to obtain or maintain any registration, license or other authorization or approval that the Corporation or any subsidiary reasonably believes is required in order for the Grantee to perform his duties, or (vii) habitual abuse of alcohol or drugs.

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     7.2  TERMINATION BY THE EMPLOYEE. The Employee may terminate this Agreement at any time, for any reason or for no reason at all, by giving notice thereof to the Corporation at least thirty (30) days before the effective date of such termination. The Employment Period shall terminate as of the date of such termination of employment.

     7.3  SEVERANCE BENEFITS.

          (a) Except as provided in 7.3(b), if the Employee's employment under this Agreement is terminated before the end of the Employment Period by the Corporation without Cause or if the Employee dies or becomes totally disabled (as defined in Section 7.4), the Corporation shall pay the Employee a lump sum cash payment, within thirty (30) days of the date of such termination, equal to the Bonus, calculated as of the termination of the Employee's employment, less Draw paid to that date.

          (b) If the Employee's employments under this Agreement is terminated by the Corporation following a Change of Control without Cause or by the Employee for Good Reason, the Corporation shall pay the Employee a lump sum cash payment, within thirty (30) days of the date of such termination, equal to the greater of (x) one million dollars ($1,000,000) or (y) the Bonus, calculated as of the termination of the Employee's employment, less Draw paid to that date.

          (c) If the Employee's employment under this Agreement is terminated by the Corporation for Cause or by the Employee without Good Reason, the Corporation shall only pay the Employee a lump sum cash payment within thirty
(30) days of the date of such termination, equal to Employee's unpaid Draw to the termination date.

          (d) "GOOD REASON" means (i) any material reduction in the Employee's authority, duties or responsibilities occurring after a Change in Control or
(ii) any material failure by the Corporation to pay or provide the compensation and benefits under this Agreement; provided that, in each such event, the Employee shall give the Corporation notice thereof which shall specify in reasonable detail the circumstances constituting Good Reason, and there shall be no Good Reason with respect to any such circumstances cured by the Corporation within thirty (30) days after such notice.

          (e)  A "CHANGE IN CONTROL" shall be deemed to have occurred on:

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               (i)    the date of the acquisition by any "person" (within the
                      meaning of Section 13(d)(3) or 14(d)(2) of the Exchange
                      Act), excluding the Corporation or any of its subsidiaries or affiliates or any employee benefit plan sponsored by any of the foregoing, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 50.1% or more of either (x) the then outstanding shares of common stock of the Corporation or (y) the then outstanding voting securities entitled to vote generally in the election of directors; or

               (ii) the date the individuals who constitute the Board as of the date of the Corporation's initial public offering (the "Incumbent Board") cease for any reason to constitute at least a majority of the members of the Board, provided that any individual becoming a director subsequent to the effective date of the initial public offering whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than any individual whose nomination for election to Board membership was not endorsed by the Corporation' management prior to, or at the time of, such individual's initial nomination for election) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board; or

               (iii) the consummation of a merger, consolidation, recapitalization, reorganization, sale or disposition of all or a substantial portion of the Corporation's assets, a reverse stock split of outstanding voting securities, the issuance of shares of stock of the Corporation in connection with the acquisition of the stock or assets of another entity, provided, however, that a Change in Control shall not occur under this clause (iii) if consummation of the transaction would result in at least 51% of the total voting power represented by the voting securities of the Corporation (or, if not the Corporation, the entity that succeeds to all or substantially all of the Corporation's business) outstanding immediately after such transaction being beneficially owned (within the meaning of Rule 13d-3 promulgated pursuant to the Exchange
                      Act) by at least 75% of the holders of outstanding voting securities of the Corporation immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction.

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          (f)  If the Employee is entitled to receive payments or other benefits under this Agreement upon the termination of his employment with the Corporation, the Employee hereby irrevocably waives the right to receive any payments or other benefits under any other severance or similar plan maintained by the Corporation ("OTHER SEVERANCE PLAN"), provided, however, that if the payments and other benefits provided under such Other Severance Plan exceed the payments and other benefits under this Agreement, the Employee, in his sole discretion, may elect to receive the payments and benefits under such Other Severance Plan in lieu of the payments and benefits under this Agreement upon his termination of employment. Notwithstanding anything to the contrary in this Agreement, nothing contained herein shall affect Employee's rights with respect to any stock option, restricted stock or other equity participation granted pursuant to any stock option, restricted stock, or other equity participation plan of the Corporation or its affiliates, all of which shall be governed by the terms of the governing documents, including the specific grant documents.

     7.4 TERMINATION BY DEATH OR DISABILITY. Except for the right to the payment of any unpaid Bonus, as provided in this Agreement, This Agreement shall terminate automatically upon the Employee's death. If the Corporation determines in good faith that the Employee has a "total disability" (within the meaning of such term or of a similar term as defined in the Corporation's long-term disability plan as in effect from time to time), the Corporation may terminate his employment under this Agreement by notifying the Employee thereof at least thirty (30) days before the effective date of such termination.

     8. NOTICES. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Employee at the last address he has filed in writing with the Corporation or, in the case of the Corporation, to the Corporation's principal executive offices.

     9. WITHHOLDING TAXES. The Corporation shall have the right, to the extent permitted by law, to withhold from any payment of any kind due to the Employee under this Agreement to satisfy the tax withholding obligations of the Corporation under applicable law.

     11. BINDING AGREEMENT; WAIVER. This Agreement shall be binding upon the Employee and the Corporation on and after the date of this Agreement. The rights and obligations of the Corporation under this agreement shall inure to the benefit of and shall be binding upon the Corporation and any successor of the Corporation, and the benefits of this Agreement shall inure to the benefit of the Employee's estate and beneficiaries in the event of the Employee's death. Neither party may assign his or its duties or rights under this Agreement without the prior written consent of the other party; provided, however that (i) the Corporation may assign this Agreement to any subsidiary, parent or affiliate, without the consent of the Employee, and such assignment shall not, in and of itself, constitute, a termination of employment under this Agreement and (ii) this Agreement may be assigned without consent in connection with any sale of all or substantially all of the Corporation's assets or upon any merger, consolidation or reorganization of the Corporation with or into any other corporation.

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     13.  ENTIRE AGREEMENT. This Agreement and the SoundView Technology Group,
Inc. Employee Non-Disclosure, Non-Competition and Assignment of Inventions Agreement constitute the entire understanding of the Employee and the Corporation with respect to the subject matter hereof and supersedes and voids any and all prior agreements or understandings, written or oral, regarding the subject matter hereof. This Agreement may not be changed, modified, or discharged orally, but only by an instrument in writing signed by the parties.

     14. GOVERNING LAW AND SEVERABILITY. This Agreement shall be governed by the laws of the State of New York (without giving effect to choice of law principles or rules thereof that would cause the application of the laws of any jurisdiction other than the State of New York) and the invalidity or unenforceability of any provisions hereof shall in no way affect the validity or enforceability of any other provision. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     15. ARBITRATION. DISPUTES REGARDING THE EMPLOYEE'S EMPLOYMENT WITH THE CORPORATION, INCLUDING, WITHOUT LIMITATION, ANY DISPUTE UNDER THIS AGREEMENT WHICH CANNOT BE RESOLVED BY NEGOTIATIONS BETWEEN THE CORPORATION AND THE EMPLOYEE, BUT EXCLUDING ANY DISPUTES REGARDING THE EXECUTIVE'S COMPLIANCE WITH THE RESTRICTIONS OF THE EMPLOYEE NON-DISCLOSURE, NON-COMPETITION AND ASSIGNMENT OF INVENTIONS AGREEMENT REFERRED TO IN SECTION 6 OF THIS AGREEMENT, SHALL BE SUBMITTED TO, AND SOLELY DETERMINED BY, FINAL AND BINDING ARBITRATION CONDUCTED BY JAMS/ENDISPUTE, INC.'S ARBITRATION RULES APPLICABLE TO EMPLOYMENT DISPUTES, AND THE PARTIES AGREE TO BE BOUND BY THE FINAL AWARD OF THE ARBITRATOR IN ANY SUCH PROCEEDING. THE ARBITRATOR SHALL APPLY THE LAWS OF THE STATE OF NEW YORK WITH RESPECT TO THE INTERPRETATION OR ENFORCEMENT OF ANY MATTER RELATING TO THIS AGREEMENT; IN ALL OTHER CASES THE ARBITRATOR SHALL APPLY THE LAWS OF THE STATE SPECIFIED IN THE CORPORATION'S ALTERNATIVE DISPUTE RESOLUTION POLICY AS IN EFFECT FROM TIME TO TIME (IF ANY). ARBITRATION MAY BE HELD IN NEW YORK, NEW YORK, OR SUCH OTHER PLACE AS THE PARTIES HERETO MAY MUTUALLY AGREE, AND SHALL BE CONDUCTED SOLELY BY A FORMER JUDGE. JUDGMENT UPON THE AWARD BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.

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     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

WITNESS/ATTEST                         SOUNDVIEW TECHNOLOGY GROUP, INC.


                                       By:
--------------------------------          --------------------------------------
                                          Mark F. Loehr
                                          Chief Executive Officer


                                       EMPLOYEE


                                       -----------------------------------------


Date:______________________

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                                    EXHIBIT 1

                        SOUNDVIEW TECHNOLOGY GROUP, INC.

                    EMPLOYEE NON-DISCLOSURE, NON-COMPETITION
                     AND ASSIGNMENT OF INVENTIONS AGREEMENT

+
     In consideration and as a condition of the continued employment of Robert Meier (the "Employee") by SoundView Technology Group, Inc. (the "Company"), the Employee hereby agrees with the Company as follows:

          1. USE OF CONFIDENTIAL INFORMATION. During the course of the Employee's employment with the Company, the Employee has and will continue to gain access to or knowledge of, or work on the development or creation of Confidential Information (as hereinafter defined). The Employee hereby agrees that he will not at any time, whether during or after the termination of his employment, reveal to any person or entity any Confidential Information of the Company or of any third party which the Company is under an obligation to keep confidential, except as may be required in the ordinary course of performing his duties as an employee of the Company, and the Employee shall keep secret all Confidential Information and shall not use or attempt to use any such information in any manner, except as may be required in the ordinary course of performing his duties as an employee of the Company.

          2. DEFINITION OF CONFIDENTIAL INFORMATION. As used herein, the term "Confidential Information" shall mean all trade secrets and confidential and proprietary information relating to the Company, including, without limitation:
(a) supplier and customer lists, supplier and customer-specific information, user lists, vendor lists and content provider lists; (b) planning data and selling and marketing strategies; (c) product and process designs, formulas, processes, plans, drawings, concepts, techniques, systems, strategies, software programs and works of authorship; (d) manufacturing and operating methods; (e) research and development data and materials, including those related to the research and development of products, materials or manufacturing and other processes; (f) financial and accounting information, financial and accounting records, pricing information, projects, budgets, projections and forecasts; (g) all industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, databases, algorithms, computer programs and other software, know-how, trade secrets, proprietary processes and formulae, inventions, trade dress, logos, design and all documentation and media constituting, describing or relating to the above; and (h) other information with respect to the

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Company, which, if divulged to the Company's competitors, would impair the
Company's ability to compete in the marketplace.

               Confidential Information shall not include: (i) information that at the time of disclosure is in the public domain through no fault of the Employee; (ii) information received from a third party outside of the Company that was disclosed without a breach of any confidentiality obligation; or (iii) information approved for release by written authorization of the Company.

               In the event the Employee becomes legally compelled to disclose Confidential Information pursuant to a subpoena, summons, order or other judicial or governmental process, the Employee shall provide the Company with prompt notice thereof so that the Company may seek a protective order or another appropriate remedy, or waive compliance with the relevant provisions of this agreement. In the event such a protective order or other remedy is not obtained, or that such a waiver is granted, the Employee shall furnish only that portion of the Confidential Information that is legally required.

          3. RETURN OF CONFIDENTIAL INFORMATION. The Employee hereby further agrees that during his employment he shall not take, use or permit to be used any notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials of any nature relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs otherwise than for the benefit of the Company. The Employee further agrees that he shall not, after the termination of his employment, use or permit to be used any such notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials, it being agreed that all of the foregoing shall be and remain the sole and exclusive property of the Company and that immediately upon the termination of his employment, the Employee shall deliver all of the foregoing, and all copies thereof, to the Company at its main office.

          4. ASSIGNMENT OF DEVELOPMENTS. If at any time or times during his employment the Employee shall (either alone or with others) make, conceive, discover or reduce to practice any invention, modification, discovery, design, development, improvement, process, software program, work-of-authorship, documentation, formula, data, technique, know-how, secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) (herein called "Developments") that (a) relates to the business of the Company or any customer of or supplier to the Company or any of the products or services being developed, manufactured, sold or provided by the Company or which may be used in relation therewith, (b) results from tasks assigned to the Employee by the Company or (c) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company, such Developments and the benefits thereof shall immediately become the sole and absolute property of the Company and its assigns, and the Employee shall promptly disclose to the Company (or any persons designated by it) each such Development and hereby assigns any rights the

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Employee may have or acquire in the Developments and benefits and/or rights resulting therefrom to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto (with all necessary documentation, plans and models) to the Company.

               Upon disclosure of each Development to the Company, the Employee will, during his employment and at any time thereafter, at the request and cost of the Company, sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized agents may reasonably require:

               a. to apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights, trademarks, service marks or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

               b. to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyrights, trademarks, service marks or other analogous protection.

               In the event the Company is unable, after reasonable effort, to secure the Employee's signature on any letters patent, copyrights, trademarks, service marks or other analogous protection relating to a Development, whether because of the Employee's physical or mental incapacity or for any other reason whatsoever, the Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Employee's agent and attorney-in-fact, to act for and in his behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of any such letters patent, copyrights, trademarks, service marks and other analogous protection thereon with the same legal force and effect as if executed by the Employee.

          5. NON-COMPETITION. While employed at the Company, the Employee agrees that he will not, whether alone or as an individual proprietor, partner, officer, director, consultant, agent, employee or stockholder of any company or other commercial enterprise, directly or indirectly, engage in any business activity that competes with any business conducted by the Company or any of its subsidiaries at any time during the period of the Employee's employment with the Company, or any business planned by the Company or any of its subsidiaries at any time during the period of the Employee's employment with the Company nor otherwise assist such company or other commercial enterprise in engaging in such business activity. The Employee shall be permitted to own securities of a public company not in excess of one percent (1%) of any class of such securities and such ownership shall not, by itself, violate the terms of this Paragraph 5.

          6. NON-SOLICITATION OF COMPANY EMPLOYEES. While employed at the Company and for a period of one (1) year after termination of the Employee's employment for any reason (whether voluntary or involuntary), the Employee will not, directly or indirectly, solicit, recruit or hire any employee of the Company to work for a third party other than the Company or engage in any activity that would cause any employee to violate any agreement with the Company.

          7.   [INTENTIONALLY OMITTED]

          8.   EMPLOYEE REPRESENTATIONS.

               (a) The Employee hereby represents and warrants to the Company that, except as specifically disclosed in writing to the Company prior to commencing employment with the Company, the Employee is not bound by the terms of any agreement with any previous employees or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party.

               (b) The Employee further represents and warrants to the Company that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by the Employee in confidence or in trust prior to his employment with the Company, and the Employee will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

          9. INJUNCTIVE RELIEF. The Employee agrees that any breach of this Agreement by the Employee will cause irreparable damage to the Company and that in the event of such breach the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of the Employee's obligations hereunder. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedy available for such breach or threatened breach. The prevailing party in any litigation arising under this Agreement shall be entitled to recover his or its attorneys' fees and expenses in addition to all other available remedies.

          10.  MISCELLANEOUS.

          (a) The Employee understands that this Agreement does not create an obligation on the Company or any other person or entity to continue the Employee's employment or to exploit any Developments.

          (b) Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

          (c) The Employee hereby acknowledges that the type and periods of restriction imposed in the provisions of this Agreement are fair and reasonable and are reasonably required for the protection of the Company's proprietary information and the goodwill associated with the business of the Company. The Employee hereby further acknowledges that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, the Employee agrees that if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. In addition, if any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          (d) The Employee's obligations under this Agreement shall survive the termination of the Employee's employment regardless of the manner of such termination and shall be binding upon the Employee's heirs, executors, administrators and legal representatives.

          (e) The term "Company" shall include SoundView Technology Group, Inc. and any of its subsidiaries and divisions. The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns.

          (f) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein (without regard to principles of conflicts of laws).

          IN WITNESS WHEREOF, the undersigned has executed this Employee Non-Disclosure, Non-Competition and Assignment of Inventions Agreement as of the __ day of May 2002.

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                                              Signature

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                                              Name - please print


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                                              Address

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